================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------


                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                  36-3145972
----------------------------------------       ---------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification no.)


    1585 Broadway, New York, New York                        10036
----------------------------------------       ---------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


If this Form relates to the registration     If this Form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General Instruction
Instruction A.(c), please check the          A.(d), please check the following box. [ ]
following box. [X]

Securities Act registration statement file number to which this form relates:
333-47576

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
----------------------------------------     -----------------------------------
Medium-Term Notes, Series C, 0.25%           THE AMERICAN STOCK EXCHANGE LLC
Exchangeable Notes due May 30, 2008

Securities to be registered pursuant to
Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)




================================================================================

     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 0.25% Exchangeable Notes due May 30, 2008 (Exchangeable for Shares of the Common Stock of Wells Fargo & Company) ("Wells Fargo Exchangeable Notes"). A description of the Wells Fargo Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Wells Fargo Exchangeable Notes contained in the pricing supplement dated April 27, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Wells Fargo Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the Wells Fargo Exchangeable Notes.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MORGAN STANLEY DEAN WITTER & CO.
                                             (Registrant)


Date: May 1, 2001                            By: /s/ Martin M. Cohen
                                                --------------------------------
                                                Martin M. Cohen
                                                Assistant Secretary and Counsel

                               INDEX TO EXHIBITS



Exhibit No.                                                             Page No.
----------                                                              --------
4.1  Proposed form of Global Note evidencing the Wells Fargo
     Exchangeable Notes                                                    A-1

                             FIXED RATE SENIOR NOTE


REGISTERED                                                     REGISTERED
No. FXR                                                        U.S.$25,000,000
                                                               CUSIP: 617446GN3

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                         MORGAN STANLEY DEAN WITTER & CO.
                                     SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                                   (Fixed Rate)

                                     0.25% EXCHANGEABLE NOTE DUE MAY 30, 2008
                                        (EXCHANGEABLE FOR SHARES OF COMMON
                                          STOCK OF WELLS FARGO & COMPANY)

==================================================================================================================
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE:               MATURITY DATE:
     May 2, 2001                   DATE: See "MSDW              0.25% per annum              May 30, 2008
                                   Call Right" below
------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL REPAYMENT
     DATE: May 2, 2001             PERCENTAGE:                  DATE(S): Each May            DATE(S): N/A
                                   100% . See also              30 and November 30,
                                   "MSDW Call Right"            beginning November
                                   below                        30, 2001
-------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
     U.S. Dollars                  PERCENTAGE                   PERIOD:  Semi-               MODIFIED
                                   REDUCTION: N/A               annually                     PAYMENT UPON
                                                                                             ACCELERATION:
                                                                                             See "Alternate
                                                                                             Calculation in case of
                                                                                             an Event of Default"
                                                                                             below
-------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
     CURRENCY                      PERIOD: N/A                  ANNUAL
     OTHER THAN                                                 INTEREST
     U.S. DOLLARS,                                              PAYMENTS: N/A
     OPTION TO
     ELECT
     PAYMENT IN
     U.S. DOLLARS:
     N/A
-------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                 TAX REDEMPTION AND                                        ORIGINAL YIELD TO
     AGENT: N/A               PAYMENT OF                                                     MATURITY: N/A
                              ADDITIONAL
                              AMOUNTS: No
-------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:             If yes, state Initial Offering
     See below                Date: N/A
===================================================================================================================

Exchange Right................  On any Exchange Date, subject to a prior call of this Note for cash in an amount equal to the Call Price by the Issuer as described under "MSDW Call Right" below, the holder of this Note shall be entitled, upon completion by the holder and delivery to the Issuer and the Calculation Agent of an Official Notice of Exchange (in the form of Annex A attached hereto) prior to 11:00 a.m. New York City time on such date, to exchange each $1,000 principal amount of this Note for a number of shares of the common stock, $1 2/3 par value per share ("Wells Fargo Stock"), of Wells Fargo & Company ("Wells Fargo") at the Exchange Ratio (as defined below), subject to any adjustment (x) to the Exchange Ratio or (y) in the stock, other securities or other property or assets (including, without limitation, cash or other classes of stock of Wells Fargo) ("Other Exchange Property") to be delivered instead of or in addition to such Wells Fargo Stock as a result of any corporate event described under "Antidilution Adjustments" below, in each case, required to be made prior to the close of business on the second Business Day after any such Exchange Date. Upon any such exchange, the Issuer may, at its sole option, either deliver such Wells Fargo Stock (or such Other Exchange Property to be delivered instead of or in addition to such Wells Fargo Stock as aforesaid) or pay an amount in cash for each $1,000 principal amount of this Note equal to the Exchange Ratio as of the close of business on such Exchange Date times the Market Price of one share of Wells Fargo Stock (or such Other Exchange Property) on the Exchange Date, as determined by the Calculation Agent, in lieu of such Wells Fargo Stock (or such Other Exchange Property). Such delivery or payment shall be scheduled to be made 3 Business Days after any Exchange Date, subject to delivery of this Note to the Trustee on such day (such third Business Day or, if later, the day on which this Note is delivered to the Trustee and all conditions of exchange are fulfilled, the "Exchange
                                Settlement Date"). Upon any exercise of the Exchange Right, the holder of this exchanged Note shall not be entitled to receive any cash payment representing any accrued but unpaid interest on this Note. Consequently, if this
                                Note is exchanged so that the Exchange
                                Settlement Date occurs during the period from the close of business on a Record Date for the payment of interest and prior to the next succeeding Interest Payment Date, this Note must, as a condition to the delivery of Wells Fargo Stock or cash, be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so exchanged.

                                Prior to 9:30 a.m. on the first Business Day immediately succeeding any Exchange Date, the Issuer shall cause the Calculation Agent to provide written notice to the Trustee at its New York office and to The Depository Trust Company, or any successor depositary ("DTC"), on which notice the Trustee and DTC may conclusively rely, (i) of its receipt of any such "Official Notice of Exchange," (ii) of the Issuer's determination to deliver Wells Fargo Stock (or, if applicable, any Other Exchange Property to be delivered as a result of any corporate event described in paragraphs 5, 6 or 7 under "Antidilution Adjustments" below) or to pay cash for each $1,000 principal amount of this Note and (iii) if Wells Fargo Stock (or, if applicable, any Other Exchange Property) of the number of Wells Fargo Stock (or the amount of such Other Exchange Property), and of the amount of any cash to be paid in lieu of fractional shares of Wells Fargo Stock (or of any other securities included in Other Exchange Property, if applicable) or, if cash is to be paid, of the amount of such cash for each $1,000 principal amount of this Note. If, as a result of any corporate event described under "Antidilution Adjustments" occurring during the period from and including the Exchange Date to but excluding the Exchange Settlement Date, the Calculation Agent makes any adjustment to the Exchange Ratio and consequent adjustment to the number of shares of Wells Fargo Stock to be delivered or any adjustment to the quantity of any Other Exchange Property due to the holder of this Note, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office and to DTC, on which notice the Trustee may conclusively rely. No adjustments to the Exchange Ratio will be made after the Exchange Date if the Issuer has given notice that it will deliver cash for each $1,000 principal amount of this Note.

                                The Issuer shall, or shall cause the
                                Calculation Agent to, deliver any such Wells
                                Fargo Stock (or any Other Exchange Property) or such cash to the Trustee for delivery to the holders.

No Fractional Shares .........  If upon any exchange of this Note the Issuer chooses to deliver Wells Fargo Stock (and, if applicable, any other stock or other securities), the Issuer shall pay cash in lieu of delivering fractional shares of Wells Fargo Stock (and, if applicable, of any other stock or securities) in an amount equal to the corresponding fractional Market Price of Wells Fargo Stock (or, if applicable, of such other stock or other securities) as determined by the Calculation Agent as of either (i) such Exchange Date or (ii) the second Business Day prior to the Call Date or (iii) in the event of a subsequent adjustment to the Exchange Ratio, as of the date of such adjustment, as applicable.

Exchange Ratio................  18.72668, subject to adjustment for certain corporate events relating to Wells Fargo. See "Antidilution Adjustments" below.

Exchange Date.................  Any Trading Day on which a holder satisfies the conditions to exchanging the notes as described under "Exchange Right" above, provided that such Trading Day falls during the period beginning May 30, 2001 and ending on the day prior to the earliest of (i) the fifth scheduled Trading Day prior to the Maturity Date, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price as described under "MSDW Call Right" below, the last scheduled Trading Day prior to the MSDW Notice Date.

MSDW Call Right ..............  On or after April 27, 2004, the Issuer may call this Note, in whole but not in part, for mandatory exchange into Wells Fargo Stock (and, if applicable, any Other Exchange Property) at the Exchange Ratio; provided that, if Parity on the Trading Day immediately preceding the MSDW Notice Date, as determined by the Calculation Agent, is less than the Call Price, the Issuer shall (under those circumstances only) pay the Call Price in cash on the Call Date.

                                On or after the MSDW Notice Date, unless the Issuer has called this Note for cash, the holder of this Note shall continue to be entitled to exercise the Exchange Right and receive any amounts described under "Exchange Right" above.

                                On the MSDW Notice Date, the Issuer shall give notice of the Issuer's exercise of the MSDW Call Right (i) to the holder of this Note by mailing notice of such exercise by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date (the "Call Date") on which the Issuer shall effect such exchange at the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and
                                (iii) to DTC in accordance with the applicable procedures set forth in the Letter of Representations related to this Note. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Note receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the exercise of the MSDW Call Right with respect to any other Note.

                                The notice of the Issuer's exercise of the MSDW Call Right shall specify (i) the Call Date,
                                (ii) whether Parity on the Trading Day
                                immediately prior to the MSDW Notice Date, as determined by the Calculation Agent, is less than the Call Price so that the Issuer will pay the Call Price in cash on the Call Date, (iii) the place or places of payment in cash (in the event of a call for the Call Price) or if Parity on the Trading Day immediately prior to the MSDW Notice Date, as determined by the Calculation Agent, is equal to or greater than the Call Price, the place or places of delivery of the Wells Fargo Stock and, if applicable, of any Other Exchange Property to be delivered as a result of any corporate event described in paragraphs 5, 6 or 7 under "Antidilution Adjustments" (and of any cash to be paid in lieu of fractional shares of Wells Fargo Stock (and, if applicable, of any such other stock or securities)), (iv) the number of shares of Wells Fargo Stock (and, if applicable, the quantity of any other Exchange Property) to be delivered per $1,000 principal amount of this Note, (v) that such delivery will be made upon presentation and surrender of this Note and
                                (vi) that such exchange is pursuant to the MSDW Call Right.

                                The notice of the Issuer's exercise of the MSDW Call Right shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                                If shares of Wells Fargo Stock (and, if
                                applicable, any Other Exchange Property) are to be delivered and, as a result of any corporate event described under "Antidilution Adjustments" occurring during the period from and including the MSDW Notice Date to the close of business on the second Business Day prior to the Call Date, the Calculation Agent makes any adjustment to the Exchange Ratio and consequent adjustment to the number of shares of Wells Fargo Stock to be delivered or any adjustment to the quantity of any Other Exchange Property due to the holder of this Note, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office and to DTC, on which notice the Trustee and DTC may conclusively rely. No adjustment to the Exchange Ratio shall be made as a result of any corporate event occurring after the close of business on the second Business Day prior to the Call Date.

                                If this Note is so called for mandatory
                                exchange by the Issuer, then, unless the holder subsequently exercises his Exchange Right (the exercise of which shall not be available to the holder following a call for cash in an amount equal to the Call Price), the Wells Fargo Stock (and, if applicable, any Other Exchange Property) or (in the event of a call for cash, as described above) cash to be delivered to the holder of this Note shall be delivered on the Call Date fixed by the Issuer and set forth in its notice of its exercise of the MSDW Call Right, upon delivery of this Note to the Trustee. The Issuer shall, or shall cause the Calculation Agent to, deliver such Wells Fargo Stock or cash to the Trustee for delivery to the holders.

                                If this Note is not surrendered for exchange on the Call Date, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture (as defined below) after the Call Date, except with respect to the holder's right to receive Wells Fargo Stock (and, if applicable, any Other Exchange Property) or cash due in connection with the MSDW Call Right.

MSDW Notice Date..............  The scheduled Trading Day on which the Issuer issues its notice of mandatory exchange, which must be at least 30 but no more than 60 days prior to the Call Date.

Call Date.....................  The scheduled Trading Day on or after April 27,
                                2004 specified by the Issuer in its notice of mandatory exchange on which the Issuer shall deliver Wells Fargo Stock or cash to the holder of this Note for mandatory exchange.

Parity........................  With respect to any Trading Day, an amount equal to the Exchange Ratio times the Market Price (as defined below) of Wells Fargo Stock on such Trading Day.

Call Price....................  $1,000 per Note

Market Price..................  If Wells Fargo Stock (or any other security for which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the Market Price for one share of Wells Fargo Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which Wells Fargo Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if Wells Fargo Stock (or other such security) is listed or admitted to trading on such securities exchanges), the last reported sale price on the over-the-counter market as reported on the Nasdaq National Market or OTC Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for Wells Fargo Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as shall make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. A "security of the Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service" shall include any successor service thereto.

Trading Day...................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Inc. ("NYSE"), the American Stock Exchange LLC, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States and on which a Market Disruption Event (as defined below) has not occurred.

Calculation Agent.............  Morgan Stanley & Co. Incorporated and its
                                successors ("MS & Co.")

Antidilution Adjustments.....   The Exchange Ratio shall be adjusted as follows:

                                1. If Wells Fargo Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Wells Fargo Stock.

                                2. If Wells Fargo Stock is subject (i) to a stock dividend (issuance of additional Wells Fargo Stock) that is given ratably to all holders of Wells Fargo Stock or (ii) to a distribution of Wells Fargo Stock as a result of the triggering of any provision of the corporate charter of Wells Fargo, then once the dividend has become effective and Wells Fargo Stock is trading ex-dividend, the Exchange Ratio shall be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Wells Fargo Stock and (ii) the prior Exchange Ratio.

                                3. There shall be no adjustments to the
                                Exchange Ratio to reflect cash dividends or other distributions paid with respect to Wells Fargo Stock other than distributions described in paragraph 6 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to Wells Fargo Stock shall be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for Wells Fargo Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Market Price of Wells Fargo Stock on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to Wells Fargo Stock, the Exchange Ratio with respect to Wells Fargo Stock shall be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio shall equal the product of (i) the then current Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend shall equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Wells Fargo Stock described in paragraph 6 below that also constitutes an Extraordinary Dividend shall only cause an adjustment to the Exchange Ratio pursuant to paragraph 6.

                                4. If Wells Fargo is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, this Note shall continue to be exchangeable into Wells Fargo Stock so long as a Market Price for Wells Fargo Stock is available. If a Market Price is no longer available for Wells Fargo Stock for whatever reason, including the liquidation of Wells Fargo or the subjection of Wells Fargo to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of Wells Fargo Stock shall equal zero for so long as no Market Price is available.

                                5. If there occurs any reclassification or change of Wells Fargo Stock, including, without limitation, as a result of the issuance of tracking stock by Wells Fargo, or if Wells Fargo has been subject to a merger, combination or consolidation and is not the surviving entity, or if there occurs a sale or conveyance to another corporation of the property and assets of Wells Fargo as an entirety or substantially as an entirety, in each case as a result of which the holders of Wells Fargo Stock shall be entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of stock of Wells Fargo) ("Exchange Property") with respect to or in exchange for such Wells Fargo Stock, then the holder of this Note shall be entitled thereafter to exchange this Note into the kind and amount of Exchange Property that the holder would have owned or been entitled to receive upon such reclassification, change, merger, combination, consolidation, sale or conveyance had the holder exchanged this Note at the then current Exchange Ratio for Wells Fargo Stock immediately prior to any such corporate event, but without interest thereon. At such time, no adjustment will be made to the Exchange Ratio. In the event the Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 7.

                                6. If Wells Fargo issues to all of its
                                shareholders equity securities of an issuer other than Wells Fargo (other than in a transaction described in paragraph 5 above), then the holder of this Note shall be entitled to receive such new equity securities upon exchange of this Note. The Exchange Ratio for such new equity securities shall equal the product of the Exchange Ratio in effect for Wells Fargo Stock at the time of the issuance of such new equity securities times the number of shares of the new equity securities issued with respect to one share of Wells Fargo Stock.

                                7. No adjustments to the Exchange Ratio shall be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Market Price. However, the Issuer may, at its sole discretion, cause the Calculation Agent to make additional changes to the Exchange Ratio upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Wells Fargo Stock (or other Exchange Property) but only to reflect such changes, and not with the aim of changing relative investment risk.

                                No adjustments to the Exchange Ratio shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                If the holder of this note exercises the Exchange Right and the Issuer elects to deliver Wells Fargo Stock, the Issuer will continue to make such adjustments until the close of business on the day prior to the Exchange Settlement Date.

                                The Calculation Agent shall be solely
                                responsible for the determination and
                                calculation of any adjustments to the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 or 6 above, and its determinations and calculations with respect thereto shall be conclusive.

                                The Calculation Agent shall provide information as to any adjustments to the Exchange Ratio upon written request by the holder of this Note.

Market Disruption Event......   "Market Disruption Event" means, with respect to
                                Wells Fargo Stock, the occurrence or existence of any of the following events:

                                   (i) a suspension, absence or material
                                   limitation of trading of Wells Fargo Stock on the primary market for Wells Fargo Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for Wells Fargo Stock as a result of which the reported trading prices for Wells Fargo

                                   Stock during the last one-half hour
                                   preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to Wells Fargo Stock, if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                   (ii) a determination by the Calculation
                                   Agent in its sole discretion that any event described in clause (i) above materially interfered with the ability of the Issuer or any of its affiliates to unwind all or a material portion of the hedge with respect to the 0.25% Exchangeable Notes due May 30, 2008 (Exchangeable for Shares of Common Stock of Wells Fargo & Company).

                                For purposes of determining whether a Market
                                Disruption Event has occurred: (1) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract shall not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on Wells Fargo Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to Wells Fargo Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Wells Fargo Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default  In case an Event of Default with respect to this
                                Note shall have occurred and be continuing, the amount declared due and payable upon any acceleration of this Note shall be determined by MS & Co., as Calculation Agent, and shall be equal to the principal amount of this Note plus any accrued and unpaid interest at the Interest Rate to but not including the date of acceleration; provided that if (x) the holder of this Note has submitted an Official Notice of Exchange to the Issuer in accordance with the Exchange Right or (y) the Issuer has called this Note, other than a call for the cash Call Price, in accordance with the MSDW Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $1,000 principal amount of this Note equal to the Exchange Ratio times the Market Price, determined by the Calculation Agent as of the Exchange Date or as of the date of acceleration, respectively, and shall not include any accrued and unpaid interest thereon; provided further that if the Issuer has called this Note for cash in an amount equal to the Call Price, in accordance with the MSDW Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $1,000 principal amount of this Note equal to the Call Price.

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & Co., or registered assignees, the principal sum of U.S.$25,000,000 (UNITED STATES DOLLARS TWENTY-FIVE MILLION), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest

Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the

Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED: May   , 2001                          MORGAN STANLEY DEAN WITTER & CO.



                                             By:
                                                --------------------------------
                                                Name:  Alexander C. Frank
                                                Title: Treasurer

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This  is one of the Notes
referred to in the within-
mentioned Senior Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee


By:
   ---------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the

Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the Notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non- resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


      TEN COM  -  as tenants in common
      TEN ENT  -  as tenants by the entireties
      JT TEN   -  as joint tenants with right of survivorship and not as tenants in common


   UNIF GIFT MIN ACT - _________________________Custodian_______________________
                               (Minor)                             (Cust)

   Under Uniform Gifts to Minors Act____________________________________________
                                                        (State)

Additional abbreviations may also be used though not in the above list.

                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


----------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
________________________ ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):_____________________
   .


Dated:__________________________________  ______________________________________
                                          NOTICE: The signature on this Option
                                          to Elect Repayment must correspond
                                          with the name as written upon the
                                          face of the within instrument in
                                          every particular without alteration
                                          or enlargement.

                                                                         ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                               Dated: [On or after May 30, 2001]

Morgan Stanley Dean Witter & Co.             Morgan Stanley & Co. Incorporated,
1585 Broadway                                   as Calculation Agent
New York, New York 10036                     1585 Broadway
                                             New York, New York 10036
                                             Fax No.: (212) 761-0674
                                             (Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes, 0.25% Exchangeable Notes due May 30, 2008 (Exchangeable for Shares of Common Stock of Wells Fargo & Company) of Morgan Stanley Dean Witter & Co. (CUSIP No. 617446GN3) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is prior to the earliest of
(i) the fifth scheduled Trading Day prior to May 30, 2008, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the cash Call Price, the last scheduled Trading Day prior to the MSDW Notice Date, the Exchange Right as described in Pricing Supplement No. 23 dated April 27, 2001 (the "Pricing Supplement") to the Prospectus Supplement dated January 24, 2001 and the Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon MSDW will deliver, at its sole option, shares of the common stock of Wells Fargo & Company or cash 3 business days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes) and (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged.

     The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.


                                             Very truly yours,

                                              ----------------------------------
                                             [Name of Holder]

                                             By:
                                                --------------------------------
                                                [Title]

                                             -----------------------------------
                                             [Fax No.]

                                             $
                                              ----------------------------------
                                             Principal Amount of Notes to be
                                             surrendered for exchange

Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY DEAN WITTER & CO., as Issuer

MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   ---------------------------------
   Title:

Date and time of acknowledgment________________________

Accrued interest, if any, due upon surrender of the Notes for exchange:
$_____________